                                                                    Exhibit 99.6

         UNAUDITED PRO FROMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated condensed balance sheet as of June 30, 2001 and the unaudited pro forma consolidated condensed statement of operations for the fiscal year ended June 30, 2001 of Fox Entertainment Group, Inc. ("FEG") are presented to reflect the impact of the following transactions:

o the July 31, 2001 transfer from The News Corporation Limited ("News Corporation") of certain net assets constituting the television broadcasting business of Chris-Craft Industries and its subsidiaries "Chris-Craft"), BHC Communications, Inc. ("BHC") and United Television, Inc. ("UTV," together the "Chris-Craft Acquisition") in exchange for 122,244,272 shares of FEG's Class A common stock, thereby increasing News Corporation's ownership in FEG from 82.76% to 85.25%. Immediately prior to the transfer, News Corporation, through a wholly-owned subsidiary, acquired all of the outstanding common stock of Chris-Craft, BHC and UTV for approximately $5.2 billion in cash and News Corporation preferred American Depositary Receipts ("ADRs"). News Corporation retained the cash and cash equivalents, marketable securities, the Chris-Craft Industrial Division and certain other non-broadcasting assets of the Chris-Craft Acquisition;

o the announced sale of television stations KTVX-TV (Salt Lake City) and KMOL-TV (San Antonio) to Clear Channel Communications, Inc. ("Clear Channel") for WFTC-TV (Minneapolis) in a non-monetary exchange and the announced sale of KBHK-TV (Houston) to Viacom, Inc. ("Viacom") for WDCA-TV (Washington DC) and KTXH-TV (Houston), also in a non-monetary exchange. Both transactions are hereafter defined as the "Station Swaps". All of the stations to be sold were acquired as part of the Chris-Craft Acquisition. The Clear Channel swap closed during October 2001 and the Viacom swap is expected to close in the second quarter of fiscal 2002;

     Since the Chris-Craft Acquisition was completed after June 30, 2001, the accompanying unaudited pro forma consolidated condensed financial statements have been prepared in accordance with the rules established by the Statement of Financial Accounting Standards Nos. 141, "Business Combinations" and 142, "Goodwill and Other Intangible Assets". FEG has not yet determined the impact of the new accounting standards. Accordingly, the excess purchase price over net assets acquired, for pro forma purposes, has been allocated to intangible assets with indefinite lives. In accordance with the new accounting standards, these intangible assets have not been amortized in the accompanying unaudited pro forma consolidated condensed financial statements.

         The unaudited pro forma consolidated condensed financial statements have been derived from and should be read in conjunction with the audited consolidated financial statements of FEG for the fiscal year ended June 30, 2001 included in FEG's Annual Report on Form 10-K filed on September 28, 2001 with the Securities and Exchange Commission ("SEC"). The unaudited pro forma consolidated condensed balance sheet was prepared as if the transactions listed above occurred as of June 30, 2001. The unaudited pro forma consolidated condensed statement of operations was prepared as if the transactions listed above occurred at July 1, 2000. The unaudited pro forma consolidated condensed financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of FEG that would have occurred had the transactions referred to above been consummated as of the dates indicated. In addition, the unaudited pro forma consolidated condensed financial statements are not necessarily indicative of the future financial condition or results of FEG.

                          FOX ENTERTAINMENT GROUP, INC.

            UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                               As of June 30, 2001

                                  (in millions)



                                                             Chris-       Chris-Craft
                                             FEG             Craft        Pro Forma            FEG
                                          Historical (a)  Historical (b)  Adjustments (c)  As Adjusted
                                          --------------  --------------------------------------------
Assets
Cash and cash equivalents                    $    66        $     -         $   (23)         $    43
Accounts receivable, net                       2,504            117               -            2,621
Filmed entertainment and television
   programming costs, net                      3,703            204            (112)           3,795
Investments in equity affiliates               1,493              -               -            1,493
Property and equipment, net                    1,454             58               -            1,512
Intangible assets, net                         7,647            470           4,408           12,525
Other assets and investments                     989            183               6            1,178
                                             -------        -------         -------          -------

Total Assets                                 $17,856        $ 1,032         $ 4,279          $23,167
                                             =======        =======         =======          =======

Liabilities and Shareholders' Equity
Accounts payable and accrued liabilities     $ 1,705        $   162         $   (10)         $ 1,857
Participations, residuals and royalties
   payable                                       890              -               -              890
Television programming rights payable          1,133            264              15            1,412
Deferred revenue                                 553              9              (1)             561
Borrowings                                     1,032              -               -            1,032
Deferred income taxes                            706              2           1,424            2,132
Other liabilities                                142             17               2              161
                                             -------        -------         -------          -------
                                               6,161            454           1,430            8,045
Due to affiliates of News Corporation          2,866              -               -            2,866
                                             -------        -------         -------          -------
Total liabilities                              9,027            454           1,430           10,911
Minority interest in subsidiaries                861            578            (578)             861
Total Shareholders' Equity                     7,968              -           3,427           11,395
                                             -------        -------         -------          -------
Total Liabilities and Shareholders'
   Equity                                    $17,856        $ 1,032         $ 4,279          $23,167
                                             =======        =======         =======          =======

                          FOX ENTERTAINMENT GROUP, INC.

       UNAUDITED PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                        For the Year Ended June 30, 2001

                 (in millions, except share and per share data)

                                                                 Chris-       Chris-Craft
                                                FEG              Craft         Pro Forma           FEG
                                             Historical (a)   Historical (d)   Adjustments (e) As Adjusted
                                             --------------   --------------------------------------------
Revenues                                       $ 8,504          $   478          $    (9)        $ 8,973
Expenses:
   Operating                                     6,274              247             (117)          6,404
   Selling, general and administrative           1,101              133              (11)          1,223
   Depreciation and amortization                   477               28                -             505
   Merger-related expenses                           -                -               10              10
                                               -------          -------          -------         -------
Operating income                                   652               70              109             831

Other Expense
   Interest expense, net and other income         (155)             146             (146)           (155)
   Equity losses of affiliates                     (92)               -                -             (92)
   Minority interest in subsidiaries               (14)             (65)               -             (79)
                                               -------          -------          -------         -------
   Income (loss) before income taxes and
      cumulative effect of accounting change       391              151              (37)            505
   Income tax (expense) benefit on a
      standalone basis                            (185)              15               29            (141)
                                               -------          -------          -------         -------

Income (loss) before cumulative effect
   of accounting change                        $   206          $   166          $    (8)        $   364
                                               =======          =======          =======         =======

Income (loss) per common share
   before cumulative effect of
   accounting change:
     Basic                                     $  0.28                                           $  0.43
     Diluted                                      0.28                                              0.43

Average common shares:
     Basic                                         724                                               846
     Diluted                                       724                                               846

                    NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                         CONDENSED FINANCIAL STATEMENTS

(a) Reflects the audited historical operating results of FEG as of and for the fiscal year ended June 30, 2001.

(b) Reflects the historical unaudited consolidated financial position of Chris-Craft, BHC and UTV as of June 30, 2001, reduced by net assets from the Chris-Craft Acquisition retained by News Corporation, primarily cash and cash equivalents, marketable securities and the Chris-Craft Industrial Division.

(c) Pro forma adjustments to record the Chris-Craft Acquisition as of June 30, 2001:

     o an increase in equity of $3.427 billion, representing the portion of the purchase price paid by News Corporation for the outstanding stock and outstanding stock options of Chris-Craft, BHC and UTV that is attributable to the net assets of Chris-Craft's television broadcasting business transferred to FEG. FEG issued 122,247,272 shares of its Class A common stock in News Corporation in exchange for these assets, thereby increasing News Corporation's ownership interest in FEG from 82.76% to 85.25%;

     o the elimination of $470 million of Chris-Craft's pre-existing intangible assets as of June 30, 2001;

     o the elimination of $578 million of Chris-Craft's pre-existing minority interest liability as of June 30, 2001;

     o the writedown of $139 million of Chris-Craft's pre-existing filmed entertainment and television programming costs, net to fair value;

     o the preliminary allocation of the $4.878 billion excess purchase price over the book value of the net assets acquired is allocated to intangible assets as of June 30, 2001;

     o the recording of a liability representing the fair value of options over News Corporation preferred ADRs (the "News Options") issued to employees of Chris-Craft and UTV in replacement of such employees' existing vested and unvested options over Chris-Craft and UTV common stock (the "Target Options");

     o the recording of prepaid compensation expense representing the intrinsic value of options over News Corporation preferred ADRs issued to employees of Chris-Craft and UTV in replacement of such employees' existing unvested options over Chris-Craft and UTV common stock;

     o deferred income tax liability in the amount of $1.424 billion established for the book-tax basis difference related to the acquired intangible assets; and

     o    the Station Swaps.

The final allocation of the purchase price will be determined based on a comprehensive final evaluation of the fair value of Chris-Craft's tangible and identifiable intangible assets acquired and liabilities assumed at the time of the acquisition. The preliminary allocation is summarized in the following table:

                                                                         June 30,
                                                                          2001
                                                                          ----
                                                                    ($'s in millions)
Total Purchase Price: ............................................      $ 3,427
                                                                        =======

Allocation of Purchase Price:
     Assets:
          Chris-Craft's historical tangible assets ...............          562
          Filmed entertainment and television programming
                        costs, net ...............................         (139)
          Intangible assets ......................................        4,878
     Liabilities:
          Chris-Craft's historical liabilities ...................         (454)
          Deferred income taxes ..................................       (1,424)
                                                                        -------
Total Purchase Price: ............................................      $ 3,427
                                                                        =======

     Detail of the above adjustments to reflect the Chris-Craft Acquisition as of June 30, 2001 is set forth below:

                                                         Elimination of     Allocation    Elimination of
                                                          Chris-Craft's     of Excess     Chris-Craft's                   Total Pro
                                          Issuance of      Historical        Purchase       Historical       Station        Forma
                                         Common Shares  Intangible Assets     Price      Minority Interest    Swaps      Adjustments
                                         -------------  -----------------     -----      -----------------    -----      -----------
                                                                           ($'s in millions)
Cash ..............................                                                                           (23)           (23)
Filmed entertainment and television
   programming costs, net .........            --             --               (139)            --             27           (112)
Other intangible assets ...........            --           (470)             4,878             --             --          4,408
Other assets and investments ......                                               4                             2              6
Accounts payable and accrued
   liabilities ....................            --             --                 --             --              7              7
Deferred revenue ..................            --             --                 --             --             (1)            (1)
Deferred income taxes .............            --             --              1,424             --             --          1,424
Minority interest .................            --             --                 --           (578)            --           (578)
Shareholders' equity ..............         3,427             --                 --             --             --          3,427

(d) Reflects the historical unaudited consolidated operating results of Chris-Craft, BHC and UTV for the fiscal year ended June 30, 2001. Because Chris-Craft, BHC and UTV each reported on a calendar year basis, their respective historical unaudited consolidated operating results for the twelve months ended June 30, 2001 were derived by adding their respective operating results for the six months ended June 30, 2001 with their respective operating results for the year ended December 31, 2000 and subtracting their respective operating results for the six months ended June 30, 2000. These statements were adjusted for the following:

     o decreases in revenues of $25 million, operating expenses of $16 million and selling general and administrative expenses of $4 million and an increase in income tax benefit of $2 million for the year ended June 30, 2001, due to the exclusion of the net assets of the Chris-Craft Industrial Division, which were retained by News Corporation in connection with the Chris-Craft Acquisition.

(e) Pro forma adjustments to record the effect of the transactions in Item (c) above on the Unaudited Pro Forma Consolidated Condensed Statement of Operations as if they were consummated on July 1, 2000:

     o    the Station Swaps;

     o decrease of operating expenses of $112 million and related income taxes of $45 million due to the writedown of Chris-Craft's pre-existing filmed entertainment and television programming costs, net to fair value;

     o increase in interest expense, net and other income of $141 million reflecting the exclusion of cash, cash equivalents and marketable securities retained by News Corporation;

     o compensation expense representing (i) the excess fair value of News Options over the fair value of the Target Options as of the date of acquisition and (ii) amortization of the prepaid compensation expense set up in purchase accounting for the intrinsic value of News Options issued to employees of Chris-Craft and UTV in replacement of such employees' existing unvested Target Options; and

     o the related income tax benefit of $29 million on the above adjustments.

     Detail of the above adjustments as if they were consummated on July 1, 2000 is set forth below:

                                                                       Programming
                                                                        Writedown,
                                                                       Compensation
                                                                         Expense           Total Pro
                                                                         and Cash            Forma
                                                      Swaps             Adjustment        Adjustments
                                                      -----             ----------        -----------
                                                                    ($'s in millions)
Revenues .............................                 (9)                 --                  (9)
Expenses:
   Operating .........................                 (5)               (112)               (117)
   Selling, general and administrative                (11)                 --                 (11)
   Merger-related expenses ...........                 --                  10                  10

Interest expense and other income ....                 (5)               (141)               (146)
Income tax benefit ...................                 13                  16                  29